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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Columbia/HCA Healthcare Corporation for the registration of $1,500,000,000 of its debt securities and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the consolidated financial statements of Columbia/HCA Healthcare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP

Nashville, Tennessee
June 29, 1999